Exhibit 99.1

Blue Owl Capital Corporation Announces June 30, 2025 Financial Results

NEW YORK — August 6, 2025 — Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC” or the “Company”) today announced financial results for its second quarter ended June 30, 2025.

SECOND QUARTER 2025 HIGHLIGHTS

•	Second quarter GAAP net investment income (“NII”) per share of $0.42

•	Second quarter adjusted NII per share(1) increased to $0.40, as compared with $0.39 as of March 31, 2025

•	Based on OBDC’s supplemental dividend framework, the Board of Directors (the “Board”) declared a second quarter supplemental dividend of $0.02 per share

•	Dividends declared in the second quarter totaled $0.39 per share, representing an annualized dividend yield of 10.4%(2)

•

Net asset value (“NAV”) per share of $15.03, as compared with $15.14 as of March 31, 2025, driven primarily by write-downs on a small number of names, partially offset by earnings in excess of dividends paid in the quarter

•

New investment commitments for the second quarter totaled $1.1 billion and $1.9 billion of sales and repayments, as compared with $1.2 billion of new investment commitments(3) and $1.1 billion of sales and repayments for the three months ended March 31, 2025

•	Investments on non-accrual represented 0.7% of the portfolio at fair value, as compared with 0.8% as of March 31, 2025

“OBDC delivered another quarter of solid earnings and generated a 10.6% annualized return on adjusted net investment income,” said Craig W. Packer, Chief Executive Officer. “The fundamental performance of the portfolio remains strong, driving our earnings power and positioning OBDC to generate attractive risk-adjusted returns across any economic environment.”

Dividend Declarations

The Board declared a third quarter 2025 regular dividend of $0.37 per share for stockholders of record as of September 30, 2025, payable on or before October 15, 2025.

The Board also declared a second quarter 2025 supplemental dividend of $0.02 per share, related to the Company’s second quarter 2025 earnings, for stockholders of record as of August 29, 2025, payable on or before September 15, 2025.

(1)

See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

(2)

Dividend yield based on OBDC’s annualized Q2 2025 regular dividend of $0.37 per share payable to shareholders of record as of June 30, 2025, annualized Q2 2025 supplemental dividend of $0.02 per share payable to shareholders of record as of August 29, 2025, and Q2 2025 NAV per share of $15.03 less Q2 2025 supplemental dividend per share of $0.02.

(3)

On January 13, 2025, in connection with the merger with Blue Owl Capital Corporation III (“OBDE” or the “Merger”), the Company acquired investments of $4.15 billion from OBDE and assumed unfunded loan commitments totaling $463.4 million which are excluded from the figure above. The investments acquired consisted of 189 portfolio companies, 9 of which were not previously held by OBDC.

SELECT FINANCIAL HIGHLIGHTS

	As Of And For the Three Months Ended
($ in thousands, except per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024
GAAP results:
Net investment income per share	$0.42	$0.41	$0.48
Net realized and unrealized gains (losses) per share	$(0.15)	$0.08	$(0.17)
Net increase (decrease) in net assets resulting from operations per share	$0.27	$0.49	$0.31
Non-GAAP financial measures(1):
Adjusted net investment income per share	$0.40	$0.39	$0.48
Adjusted net realized and unrealized gains (losses) per share	$(0.13)	$(0.07)	$(0.17)
Adjusted net increase (decrease) in net assets resulting from operations per share	$0.27	$0.32	$0.31
Regular dividend declared per share	$0.37	$0.37	$0.37
Supplemental dividend declared per share	$0.02	$0.01	$0.06
Total investments at fair value	$16,868,782	$17,692,006	$13,341,982
Total debt outstanding (net of unamortized debt issuance costs)	$9,225,817	$10,160,729	$7,414,920
Net assets	$7,682,397	$7,739,089	$5,994,284
Net asset value per share	$15.03	$15.14	$15.36
Net debt-to-equity	1.17x	1.26x	1.20x

(1)

See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

PORTFOLIO COMPOSITION

As of June 30, 2025, the Company had investments in 233 portfolio companies across 30 industries, with an aggregate portfolio size of $16.9 billion at fair value and an average investment size of $72.4 million at fair value.

	June 30, 2025		March 31, 2025
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured debt investments	$12,773,434	75.8%	$13,703,893	77.5%
Second-lien senior secured debt investments	913,260	5.4%	891,935	5.0%
Unsecured debt investments	374,693	2.2%	377,711	2.1%
Preferred equity investments	559,992	3.3%	550,927	3.1%
Common equity investments	1,857,462	11.0%	1,797,988	10.2%
Joint ventures	389,941	2.3%	369,552	2.1%

Total investments	$16,868,782		$17,692,006

	June 30, 2025	March 31, 2025
Number of portfolio companies	233	236
Percentage of debt investments at floating rates	97.6%	96.5%
Percentage of senior secured debt investments	81.2%	82.5%
Weighted average spread over base rate of all floating rate debt investments	5.8%	5.9%
Weighted average total yield of accruing debt and income-producing securities at fair value	10.6%	10.7%
Weighted average total yield of accruing debt and income-producing securities at cost	10.7%	10.8%
Percentage of investments on non-accrual of the portfolio at fair value	0.7%	0.8%

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended June 30, 2025, new investment commitments totaled $1.1 billion across 6 new portfolio companies and 19 existing portfolio companies. For the three months ended March 31, 2025, new investment commitments were $1.2 billion(1) across 12 new portfolio companies and 22 existing portfolio companies.

For the three months ended June 30, 2025, the principal amount of new investments funded totaled $906 million and aggregate principal amount of sales and repayments totaled $1.9 billion. For the three months ended March 31, 2025, the principal amount of new investments funded was $913 million(1) and aggregate principal amount of sales and repayments was $1.1 billion.

(1)

On January 13, 2025, in connection with the Merger, the Company acquired investments of $4.15 billion from OBDE and assumed unfunded loan commitments totaling $463.4 million which are excluded from the figure above. The investments acquired consisted of 189 portfolio companies, 9 of which were not previously held by OBDC.

	For the Three Months Ended June 30,
($ in thousands)	2025	2024
New investment commitments
Gross originations	$1,116,767	$3,296,799
Less: Sell downs	—	—

Total new investment commitments	$1,116,767	$3,296,799

Principal amount of new investments funded:
First-lien senior secured debt investments	$597,793	$2,098,353
Second-lien senior secured debt investments	205,340	10,000
Unsecured debt investments	—	132,135
Preferred equity investments	2,914	884
Common equity investments	88,515	26,433
Joint ventures	11,473	37,625

Total principal amount of new investments funded	$906,035	$2,305,430

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$142,162

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(1,612,475)	$(872,157)
Second-lien senior secured debt investments	(178,056)	(125,596)
Unsecured debt investments	(24,233)	(118,699)
Preferred equity investments	(4,933)	(30,321)
Common equity investments	(87,190)	—
Joint ventures	—	—

Total principal amount of investments sold or repaid	$(1,906,887)	$(1,146,773)

Number of new investment commitments in new portfolio companies(2)	6	25
Average new investment commitment amount	$92,279	$98,945
Weighted average term for new debt investment commitments (in years)	5.9	5.7
Percentage of new debt investment commitments at floating rates	99.0%	96.8%
Percentage of new debt investment commitments at fixed rates	1.0%	3.2%
Weighted average interest rate of new debt investment commitments(3)	9.7%	10.9%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	5.4%	5.4%

(1)	Includes scheduled paydowns.
(2)	Number of new investment commitments represents commitments to a particular portfolio company.
(3)

For the three months ended June 30, 2025, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.29% as of June 30, 2025. For the three months ended June 30, 2024, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.32% as of June 30, 2024.

RESULTS OF OPERATIONS FOR THE SECOND QUARTER ENDED JUNE 30, 2025

Investment Income

Investment income increased to $485.8 million for the three months ended June 30, 2025 from $464.6 million for the three months ended March 31, 2025, primarily due to an increase in prepayment related income and accelerated amortization of upfront fees from unscheduled paydowns, which are non-recurring in nature. Income associated with unscheduled paydowns increased to $32.1 million for the three months ended June 30, 2025 from $8.2 million for the same period in prior quarter due to an elevated level of repayment related activity. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments.

Expenses

Total operating expenses increased to $266.8 million for the three months ended June 30, 2025 from $259.6 million for the three months ended March 31, 2025, primarily due to an increase in interest expense, management fees and incentive fees resulting from the Merger. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.

Liquidity and Capital Resources

As of June 30, 2025, the Company had $360.2 million in cash and restricted cash, $9.3 billion in total principal value of debt outstanding, including $3.7 billion of undrawn capacity(1) on the Company’s credit facilities and $5.5 billion of unsecured notes. The funding mix was composed of 41% secured and 59% unsecured borrowings as of June 30, 2025 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of June 30, 2025. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on August 7, 2025 at 10:00 a.m. Eastern Time on the News & Events section of OBDC’s website at www.blueowlcapitalcorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 737-7048

•	International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the News & Events section of OBDC’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13754256

(1)	Reflects availability based on limitations related to each credit facility’s borrowing base.

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of June 30, 2025, OBDC had investments in 233 portfolio companies with an aggregate fair value of $16.9 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024
Investments at fair value	$16,868,782	$17,692,006	$13,341,982
Total assets	$17,398,476	$18,375,681	$13,866,620
Net asset value per share	$15.03	$15.14	$15.36
GAAP results:
Total investment income	$485,843	$464,646	$396,760
Net investment income	$216,708	$201,302	$189,134
Net increase (decrease) in net assets resulting from operations	$137,506	$242,635	$122,220
GAAP per share results:
Net investment income	$0.42	$0.41	$0.48
Net realized and unrealized gains (losses)	$(0.15)	$0.08	$(0.17)
Net increase (decrease) in net assets resulting from operations	$0.27	$0.49	$0.31
Non-GAAP financial measures(1):
Adjusted total investment income	$474,907	$456,816	$396,760
Adjusted net investment income	$205,772	$193,472	$189,134
Adjusted net increase (decrease) in net assets resulting from operations	$137,506	$159,713	$122,220
Non-GAAP per share financial measures(1):
Adjusted net investment income	$0.40	$0.39	$0.48
Adjusted net realized and unrealized gains (losses)	$(0.13)	$(0.07)	$(0.17)
Adjusted net increase (decrease) in net assets resulting from operations	$0.27	$0.32	$0.31
Regular dividend declared per share	$0.37	$0.37	$0.37
Supplemental dividend declared per share	$0.02	$0.01	$0.06
Weighted average yield of accruing debt and income producing securities at fair value	10.6%	10.7%	11.9%
Weighted average yield of accruing debt and income producing securities at amortized cost	10.7%	10.8%	12.0%
Percentage of debt investments at floating rates	97.6%	96.5%	96.5%

(1)

See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	June 30, 2025 (Unaudited)	December 31, 2024
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $14,675,062 and $11,511,987, respectively)	$14,726,112	$11,451,457
Non-controlled, affiliated investments (amortized cost of $108,141 and $233,105, respectively)	91,866	235,060
Controlled, affiliated investments (amortized cost of $1,930,161 and $1,424,298, respectively)	2,050,804	1,508,028

Total investments at fair value (amortized cost of $16,713,364 and $13,169,390, respectively)	16,868,782	13,194,545
Cash (restricted cash of $64,405 and $82,387, respectively)	359,470	505,692
Foreign cash (cost of $680 and $8,539, respectively)	719	8,464
Interest receivable	112,742	105,881
Receivable from a controlled affiliate	26,230	16,970
Prepaid expenses and other assets	30,533	34,012

Total Assets	$17,398,476	$13,865,564

Liabilities
Debt (net of unamortized debt issuance costs of $114,407 and $84,363, respectively)	$9,225,817	$7,457,702
Distribution payable	189,088	144,381
Management fee payable	64,587	49,058
Incentive fee payable	43,649	39,082
Payables to affiliates	10,066	6,083
Payable for investments purchased	802	—
Accrued expenses and other liabilities	182,070	216,417

Total Liabilities	9,716,079	7,912,723

Commitments and contingencies
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 511,048,237 and 390,217,304 shares issued and outstanding, respectively	5,111	3,902
Additional paid-in-capital	7,673,114	5,919,539
Accumulated undistributed (overdistributed) earnings	4,172	29,400

Total Net Assets	7,682,397	5,952,841

Total Liabilities and Net Assets	$17,398,476	$13,865,564

Net Asset Value Per Share	$15.03	$15.26

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$384,762	$287,360	$741,225	$581,810
Payment-in-kind (“PIK”) interest income	29,581	44,272	64,973	85,507
Dividend income	20,810	16,313	42,341	37,649
Other income	5,268	5,988	10,858	11,301

Total investment income from non-controlled, non-affiliated investments	440,421	353,933	859,397	716,267

Investment income from non-controlled, affiliated investments:
Interest income	219	40	834	108
Payment-in-kind (“PIK”) interest income	865	132	1,904	132
Dividend income	555	46	555	62
Other income	34	—	70	—

Total investment income from non-controlled, affiliated investments:	1,673	218	3,363	302

Investment income from controlled, affiliated investments:
Interest income	9,847	7,169	18,799	15,171
Payment-in-kind (“PIK”) interest income	—	527	—	703
Dividend income	33,869	34,735	68,874	63,524
Other income	33	178	56	370

Total investment income from controlled, affiliated investments	43,749	42,609	87,729	79,768

Total Investment Income	485,843	396,760	950,489	796,337

Expenses
Interest expense	151,571	109,125	300,103	228,254
Management fees, net(1)	64,586	48,005	126,744	95,248
Performance based incentive fees	43,649	40,119	84,678	78,887
Professional fees	3,538	4,113	7,070	7,709
Directors’ fees	320	320	640	640
Other general and administrative	3,185	3,534	7,212	6,050

Total Operating Expenses	266,849	205,216	526,447	416,788

Net Investment Income (Loss) Before Taxes	218,994	191,544	424,042	379,549

Income tax expense (benefit)	2,286	2,410	6,032	7,650

Net Investment Income (Loss) After Taxes	$216,708	$189,134	$418,010	$371,899

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(125,752)	$(64,868)	$70,764	$(65,819)
Non-controlled, affiliated investments	(14,711)	180	(15,411)	394
Controlled, affiliated investments	37,485	(7,393)	34,095	1,945
Translation of assets and liabilities in foreign currencies and other transactions	13,351	12,184	17,367	10,238
Income tax (provision) benefit	(200)	—	(1,762)	(10)

Total Net Change in Unrealized Gain (Loss)	(89,827)	(59,897)	105,053	(53,252)

Net realized gain (loss):
Non-controlled, non-affiliated investments	$20,834	$153	$(131,098)	$(5,040)
Foreign currency transactions	(10,209)	(7,170)	(11,828)	(8,870)

Total Net Realized Gain (Loss)	10,625	(7,017)	(142,926)	(13,910)

Total Net Realized and Change in Unrealized Gain (Loss)	(79,202)	(66,914)	(37,873)	(67,162)

Net Increase (Decrease) in Net Assets Resulting from Operations	$137,506	$122,220	$380,137	$304,737
Earnings Per Share - Basic and Diluted	$0.27	$0.31	$0.76	$0.78

Weighted Average Shares Outstanding - Basic and Diluted	511,048,237	390,103,640	502,981,791	389,918,254

(1)	Refer to 10-Q Note 3 “Agreements and Related Party Transactions” for additional details on management fee waiver.

NON-GAAP FINANCIAL MEASURES

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•

“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share”: represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the Merger.

•

“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represents net investment income, excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the Merger.

•

“Adjusted Net Realized and Unrealized Gains (Losses)” and “Adjusted Net Realized and Unrealized Gains (Losses) Per Share”: represents net realized and unrealized gains (losses) excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the Merger.

•

“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses).

The Merger was accounted for as an asset acquisition in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to the stockholders of OBDE was allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the Merger. Additionally, immediately following the completion of the Merger, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the Merger because these amounts do not impact the fees payable to Blue Owl Credit Advisors LLC (the “Adviser”) under the fourth amended and restated investment advisory agreement (the “Investment Advisory Agreement”) between the Company and the Adviser, and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses)”, “Adjusted Net Realized and Unrealized Gains (Losses) Per Share”, “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share” are useful to investors as they exclude the non-cash income and gain/loss resulting from the Merger and are used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation of incentive fees payable to the Adviser under the Investment Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2025		March 31, 2025		June 30, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Total investment income	$486	$0.95	$465	$0.94	$397	$1.02
Less: purchase discount amortization	$(11)	$(0.02)	$(8)	$(0.02)	$—	$—

Adjusted total investment income	$475	$0.93	$457	$0.92	$397	$1.02

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2025		March 31, 2025		June 30, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$217	$0.42	$201	$0.41	$189	$0.48
Less: purchase discount amortization	$(11)	$(0.02)	$(8)	$(0.02)	$—	$—

Adjusted net investment income	$206	$0.40	$193	$0.39	$189	$0.48

The following table provides a reconciliation of net realized and unrealized gains (losses) (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses) for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2025		March 31, 2025		June 30, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net realized and unrealized gains (losses)	$(79)	$(0.15)	$41	$0.08	$(67)	$(0.17)
Net change in unrealized (appreciation) depreciation due to the purchase discount	$11	$0.02	$(75)	$(0.15)	$—	$—
Realized gain (loss) due to the purchase discount	$(0)	$(0.00)	$(0)	$(0.00)	$—	$—

Adjusted net realized and unrealized gains (losses)	$(68)	$(0.13)	$(34)	$(0.07)	$(67)	$(0.17)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted net increase (decrease) in net assets resulting from operations for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2025		March 31, 2025		June 30, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$138	$0.27	$243	$0.49	$122	$0.31
Less: purchase discount amortization	$(11)	$(0.02)	$(8)	$(0.02)	$—	$—
Net change in unrealized (appreciation) depreciation due to the purchase discount	$11	$0.02	$(75)	$(0.15)	$—	$—
Realized gain (loss) due to the purchase discount	$(0)	$(0.00)	$(0)	$(0.00)	$—	$—

Adjusted net increase (decrease) in net assets resulting from operations	$138	$0.27	$160	$0.32	$122	$0.31